UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 30, 2009
THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	1-4141 (Commission File Number)	13-1890974 (I.R.S. Employer Identification No.)
2 Paragon Drive
Montvale, New Jersey 07645
(Address of principal executive offices)
(Zip Code)
(201) 573-9700
(Registrant’s telephone number,
including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On July 23, 2009, the Company issued a press release announcing that it planned to offer $225 million aggregate principal amount of Senior Secured Notes due 2015 (the “Notes”). The press release relating to the Notes was filed on Form 8-K by the Company on July 24, 2009. Subsequent to the press release issuance, the offering of the Notes was increased to $260 million aggregate principal amount.
     On July 30, 2009, the Company issued a press release announcing the pricing of $260,000,000 aggregate principal amount of the Notes. The Notes mature on August 1, 2015, and were priced at 11.375%, with an effective yield of 12%. The Offering is expected to settle and close on August 4, 2009, subject to customary closing conditions. In addition, the offering is contingent upon the consummation of the Company’s issuance of $175 million of 8.0% convertible preferred stock to affiliates of the Yucaipa Companies, LLC and to affiliates of the Company’s largest shareholder Tengelmann Warenhandelsgesellschaft KG. The Company intends to use the net proceeds from the issuance of the Notes to repay a portion of outstanding borrowings under its existing credit facility and for general corporate purposes. A copy of the press release is attached hereto as Exhibit 99.1.

     Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description

99.1	Press Release of The Great Atlantic & Pacific Tea Company, Inc., dated July 30, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
By:	/s/ Christopher McGarry
Christopher McGarry
Vice President, Legal Services

Date: July 31, 2009

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release of The Great Atlantic & Pacific Tea Company, Inc., dated July 30, 2009